Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 3, 2025, among Urban One, Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”), under the Indenture, dated as of January 25, 2021 (as amended and supplemented to date, the “Indenture”).
W I T N E S S E T H:
WHEREAS, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered the Indenture providing for the issuance by the Issuer of the 7.375% Senior Secured Notes due 2028 (the “Notes”);
WHEREAS, the Issuer has solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture, as set forth in Section 2.01 of this Supplemental Indenture (the “Proposed Amendments”), in accordance with the terms and subject to the conditions set forth in that certain Confidential Offering Memorandum and Solicitation Statement, dated November 14, 2025 (as amended, supplemented or otherwise modified prior to the date hereof, the “Offering Memorandum”);
WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (the “Majority Consents”), the Company and the Trustee may, except as otherwise provided in Section 9.02, amend or supplement the Indenture, the Notes, the Note Guarantees, the Note Documents, the ABL Intercreditor Agreement, the Parity Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, and the other Security Documents;
WHEREAS, Section 9.02 of the Indenture provides that, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding (together with the Majority Consents, the “Requisite Consents”), an amendment, supplement or waiver may not modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner, in each case, that would subordinate the Lien of the Notes Collateral Agent to the Liens securing any other Obligations (other than as contemplated under Section 9.01(12) of the Indenture) or otherwise release all or substantially all of the Collateral, in each case other than in accordance with the Indenture, the Security Documents, the ABL Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Parity Lien Intercreditor Agreement;
WHEREAS, the Issuer has received the Requisite Consents to the Proposed Amendments, as certified by an Officer’s Certificate attaching the report of the Exchange Agent as to the delivery of consents, delivered to the Trustee and the Notes Collateral Agent in connection with the execution and delivery of this Supplemental Indenture; and
WHEREAS, pursuant to Section 9.02 and Section 9.05 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture, and the Issuer and the Guarantors have requested that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
ARTICLE II
AMENDMENTS TO THE INDENTURE
SECTION 2.01 Amendments.
(a)The Indenture is hereby amended to delete the following sections in their entirety, and, in the case of each such section, the phrase “[Intentionally Omitted]” is inserted in lieu thereof:
•Section 4.03 entitled “Reports.”
•Section 4.04 entitled “Compliance Certificate.”
•Section 4.06 entitled “Stay, Extension and Usury Laws.”
•Section 4.07 entitled “Limitation on Restricted Payments.”
•Section 4.08 entitled “Limitation on Restrictions on Distributions from Restricted Subsidiaries.”
•Section 4.09 entitled “Limitation on Indebtedness.”
•Section 4.10 entitled “Limitation on Sales of Assets and Subsidiary Stock.”
•Section 4.11 entitled “Limitation on Affiliate Transactions.”
•Section 4.12 entitled “Limitation on Liens.”
•Section 4.13 entitled “Business Activities.”
•Section 4.14 entitled “Corporate Existence.”
•Section 4.15 entitled “Offer to Repurchase Upon Change of Control.”
•Section 4.17 entitled “Additional Note Guarantees.”
•Section 4.18 entitled “Designation of Restricted and Unrestricted Subsidiaries.”
•Clauses (2)-(3) of Section 5.01 entitled “Merger, Consolidation or Sale of Assets.”
•Clauses (3)-(9) of Section 6.01 entitled “Events of Default.”
•Article 10 entitled “Collateral and Security.”
•Article 11 entitled “Note Guarantees.”

(b)Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.
(c)All definitions set forth in the Indenture or the Notes that relate to defined terms used solely in the terms or provisions deleted hereby shall be deleted in their entirety with respect to the Indenture and the Notes, including all references thereto.
(d)Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to reflect the intentions of the Proposed Amendments provided for in this Supplemental Indenture.
(e)None of the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses deleted pursuant to clause (a) above, and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuer, the Guarantors, the Trustee or the Notes Collateral Agent have observed, performed or complied with the provisions of the Indenture.
SECTION 2.02 Release of Guarantees. Effective on and after the Effective Date of this Supplemental Indenture as set forth in Section 3.01 below, and without any further action by the Issuer or the Guarantors, all Guarantees of the Guarantors under the Notes and the Indenture shall be automatically released, and the Trustee and the Notes Collateral Agent, as applicable, are authorized, directed and instructed to, subject to their rights under Section 13.02 of the Indenture, execute such documents reasonably requested by, and at the costs of, the Issuer to evidence such releases and terminations of the Guarantees.
SECTION 2.03 Release of Collateral. Effective on and after the Effective Date of this Supplemental Indenture as set forth in Section 3.01 below, and without any further action by the Issuer or the Guarantors, all Liens on all Collateral securing the Obligations of the Issuer and the Guarantors under the Notes, the Indenture and the Security Documents shall be automatically released under the terms of the Indenture and each of the Security Documents, and the Trustee, if applicable, and the Notes Collateral Agent are authorized, directed and instructed to execute, and authorize the filing of (to the extent applicable as determined by Issuer), all releases, termination statements and agreements and any other documents reasonably requested by, and at the costs of, the Issuer to evidence such releases and termination of the security interests on the Collateral and each of the Security Documents.
ARTICLE III
MISCELLANEOUS
SECTION 3.01 Effective Date of this Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, however, that the Proposed Amendments and the releases set forth in Article II of this Supplemental Indenture shall not become operative and effective unless and until the Settlement Date occurs (the “Effective Date”). For purposes hereof, “Settlement Date” means the date that the Exchange Offer and the Tender Offer (each, as defined in the Offering Memorandum) have been consummated and the Exchange Consideration and Tender Consideration (each as defined in the Offering Memorandum) is actually delivered pursuant to the Offers (which date shall be notified to the Trustee and Notes Collateral Agent in writing (which may be by e-mail)).
SECTION 3.02 Reference to and Effect on the Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 3.03 Governing Law. Section 13.06 of the Indenture shall apply to this Supplemental Indenture, mutatis mutandis.
SECTION 3.04 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 3.05 Severability. In case any provision in this Supplemental Indenture, the Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 3.06 Successors. All agreements of the Issuer in this Supplemental Indenture, the Indenture and the Notes, as applicable, will bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Supplemental Indenture, the Indenture and the Notes will bind their respective successors.
SECTION 3.07 Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee and the Notes Collateral Agent assume no responsibility for their correctness. The Trustee and the Notes Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture.
SECTION 3.08 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.
SECTION 3.09 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.
Issuer:
URBAN ONE, INC.
By: /s/ Peter D. Thompson
Name:     Peter D. Thompson
Title:     Executive Vice President
and Chief Financial Officer
Guarantors:
RADIO ONE LICENSES, LLC
BELL BROADCASTING COMPANY, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF TEXAS II, LLC
SATELLITE ONE, L.L.C.
RADIO ONE CABLE HOLDINGS, LLC
NEW MABLETON BROADCASTING, LLC
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE DISTRIBUTION HOLDINGS, LLC
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
DISTRIBUTION ONE, LLC
REACH MEDIA, INC.
GAFFNEY BROADCASTING, LLC
RADIO ONE URBAN NETWORK HOLDINGS, LLC
TV ONE, LLC
BOSSIPMADAMENOIRE, LLC
CLEO TV, LLC
T TENTH PRODUCTIONS, LLC
CHARLIE BEAR PRODUCTIONS, LLC
RO ONE SOLUTION, LLC
URBAN ONE PRODUCTIONS, LLC

By: /s/ Peter D. Thompson
Name:     Peter D. Thompson
Title:     Vice President
[Urban One, Inc. – Signature Page to Supplemental Indenture]

Trustee:
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee
By: /s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President
Notes Collateral Agent:
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Notes Collateral Agent
By: /s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

[Urban One, Inc. – Signature Page to Supplemental Indenture]